UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008 (July 9, 2008)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

JER Investors Trust Inc. (the “Company”) is hereby updating certain previously disclosed information regarding the credit performance of the Company’s CMBS portfolio, the Company’s liquidity position, the amount outstanding on the Company’s repurchase facilities and the Company’s real estate loans held for sale. The information contained herein is as of and based on data available as of June 30, 2008.

Liquidity and Repurchase Agreement Borrowings: At June 30, 2008, the Company’s cash balance was approximately $44 million, which included restricted cash of approximately $1 million. Repurchase agreement borrowings outstanding were approximately $151 million as of June 30, 2008. This compares to cash balances of $31 million and $14 million and repurchase agreement borrowings outstanding of $179 million and $196 million as of May 12, 2008 and March 31, 2008, respectively.

Credit Performance – CMBS: Delinquency rates on collateral for the Company’s CMBS portfolio in which the Company holds the first-loss position, which consists of approximately 3,500 loans with an aggregate outstanding principal balance of approximately $48 billion across 21 separate CMBS issuances, remain at low levels with a 60 day delinquency rate of approximately 31 basis points, based on the most recent data provided by master servicers for such CMBS investments. This 60 day delinquency rate compares to previously reported amounts of 32 basis points as of March 31, 2008 and 36 basis points as of May 12, 2008. As of June 30, 2008, there were 25 loans with an aggregate outstanding principal balance of $262 million that were being managed by the applicable special servicer, an affiliate of J.E. Robert Company, Inc. This compares to 20 loans with an aggregate outstanding principal balance of $206 million that were being managed by the applicable special servicer at May 12, 2008.

Credit Performance – Real Estate Loans: As of June 30, 2008, consistent with March 31, 2008, there were no delinquencies or monetary defaults related to the Company’s real estate loans.

Sale of Real Estate Loan/Repayment of Associated Repurchase Agreement Borrowing: During the quarter ended June 30, 2008, the Company sold one real estate loan generating gross proceeds of approximately $36 million, of which approximately $26 million was used to repay associated repurchase agreement borrowings.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: July 9, 2008	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer